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                                                                     EXHIBIT 5.1

                           [JAFFE, RAITT LETTERHEAD]

                                  July 18, 2002

Sun Communities, Inc.
31700 Middlebelt Road, Suite 145
Farmington Hills, Michigan  48334

Gentlemen:

         We have acted as counsel to Sun Communities, Inc. (the "Company"), a Maryland corporation, in connection with the registration by the Company of 66,051 shares (the "Shares") of Common Stock, $.01 par value per share ("Common Stock") pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 19, 2002 (the "Registration Statement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. 229.601(b)(5), in connection with the Registration Statement.

         We do not purport to be experts on or to express any opinion in this letter concerning any law other than the laws of the State of Michigan and the General Corporation Law of Maryland, and this opinion is qualified accordingly. This opinion is limited to the matters expressly set forth in this letter, and no opinion is to be inferred or may be implied beyond the matters expressly so stated. In rendering the opinion contained in this letter, we have assumed without investigation that the information supplied to us by the Company is accurate and complete.

         For purposes of this opinion letter, we have examined copies of the following documents:

         A.       An executed copy of the Registration Statement;

         B. The Company's Articles of Amendment and Restatement, as amended (the "Charter");

         C. Second Amended and Restated Limited Partnership Agreement of Sun Communities Operating Limited Partnership;

         D. The first through one hundred fifty-eighth amendments, inclusive, to the Second Amended and Restated Limited Partnership Agreement of Sun Communities Operating Limited Partnership;

         E.       The Bylaws of the Company;

         F.       The Company's corporate minute book;

         G. Consent Resolutions of the Board of Directors of the Company, dated as of June 14, 2002; and




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         H.       An Officer's Certificate (the "Certificate"), a copy of which is attached to this letter as Exhibit A.

         The documents listed in items A-H above are collectively referred to as the "Documents".

         In rendering our opinion, we have assumed, without independent verification, that: (i) all signatures are genuine; (ii) all Documents submitted to us as originals are authentic; and (iii) all Documents submitted to us as copies conform to the originals of such Documents. Our review has been limited to examining the Documents and applicable law.

         To the extent that any opinion in this letter relates to or is dependent upon factual information, we have relied exclusively upon the factual representations and warranties set forth in the Certificate, and we have not undertaken to independently verify any such facts or information.

         Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

         1. The Shares that may be issued in the future in exchange for Common OP Units (as such term is defined in the Registration Statement) have been duly authorized.

         2. Upon issuance in the manner described in the Registration Statement of the Shares that are to be issued in exchange for the Common OP Units, such Shares will be validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the use of the name of our firm in the Prospectus under the caption "LEGAL MATTERS".

                               Very truly yours,

                          JAFFE, RAITT, HEUER & WEISS
                            Professional Corporation

                              /s/ Jeffrey M. Weiss

                                Jeffrey M. Weiss




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                                   EXHIBIT "A"


                              OFFICER'S CERTIFICATE

         The undersigned, the duly elected and acting President and Chief Executive Officer of SUN COMMUNITIES, INC., a Maryland corporation (the "Corporation"), hereby represents and warrants the following to Jaffe, Raitt, Heuer & Weiss, professional corporation ("JRH&W"):

         1. Sun Communities, Inc. ("Sun") is a corporation formed under the laws of the State of Maryland.

         2. The Articles of Amendment and Restatement of the Corporation have not been amended since September 30, 1999.

         3. The Second Amended and Restated Limited Partnership Agreement of Sun Communities Operating Limited Partnership, a Michigan limited partnership, has not been amended other than pursuant to amendments prepared by JRH&W.

         4. The consent resolutions referenced in subparagraph G of the opinion letter are in full force and effect and have not been modified, amended or revoked in any way.



June 21, 2002


                                          /s/ Gary A. Shiffman
                                          -------------------------------
                                          Gary A. Shiffman, President and
                                          Chief Executive Officer